UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2024

Dermata Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40739	86-3218736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 Del Mar Heights Rd., #322 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

 (858) 800-2543

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	DRMA	The Nasdaq Capital Market
Warrants, exercisable for one share of Common Stock	DRMAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dermata Therapeutics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders on May 7, 2024 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) to: increase (a) the maximum aggregate number of shares of common stock, par value $0.0001, per share (“Common Stock”), which shall be reserved for issuance under the Plan to 1,198,951 shares (the “Overall Share Limit”) and (b) the annual evergreen portion of the Overall Share Limit such that the number of shares of Common Stock authorized for issuance under the Plan increases on the first day of each calendar year, beginning on January 1, 2025 and ending on and including January 1, 2031, by 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding calendar year (or such smaller number of shares as is determined by the Company’s board of directors, the “Board”) ((a) and (b) collectively, the “Plan Amendment Proposal”).  The Board and the compensation committee of the Board previously approved the Amendment, subject to such stockholder approval.

A summary of the Amendment and the Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on March 26, 2024. The summary and the description above of the Amendment to the Plan does not purport to be complete and is qualified in its entirety by reference to the Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The matters voted on at the Annual Meeting were: (1) the election of three Class III directors; (2) the approval of the Plan Amendment Proposal; (3) the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of the issued and outstanding shares of the Company’s Common Stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-thirty (1:30), with the exact ratio to be determined by the Board without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”); (4) the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”); and (5) the approval of the adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the Plan Amendment Proposal, the Reverse Stock Split Proposal, and/or the Auditor Proposal (the “Adjournment Proposal”). The final voting results were as follows:

1. The election of Gerald T. Proehl, Wendell Wierenga, Ph.D., and Kathleen Scott as Class III directors to hold office for a term of three years, until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter as follows:

Nominee	For	Withheld	Broker Non-Votes
Gerald T. Proehl	957,506	12,453	1,976,438
Wendell Wierenga, Ph.D.	957,505	12,454	1,976,438
Kathleen Scott	949,218	20,741	1,976,438

2. As described in Item 5.02 above, the Plan Amendment Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
940,326	23,388	6,245	1,976,438

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3. The Reverse Stock Split Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
2,894,040	48,545	3,812	-

4. The Auditor Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
2,918,151	24,357	3,889	-

5. The Adjournment Proposal was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
934,105	21,896	13,958	1,976,438

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Third Amendment to the Dermata Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMATA THERAPEUTICS, INC.

Dated: May 7, 2024	By:	/s/ Gerald T. Proehl
Gerald T. Proehl
Chief Executive Officer

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